EXHIBIT 99.1

NEWS RELEASE -- FOR IMMEDIATE RELEASE

                                                            [Visteon Corp. logo]


VISTEON ANNOUNCES FINANCIAL AGREEMENT WITH FORD; STRATEGIC AND STRUCTURAL DISCUSSIONS CONTINUE

VAN BUREN TOWNSHIP, Michigan, March 10, 2005 -- Visteon Corporation (NYSE:VC) today announced a financial agreement with Ford Motor Company that will improve Visteon's operating results and cash flow and strengthen the operations that directly serve the automaker. The details of the financial agreement are being reported in a Securities and Exchange Commission filing.

"This financial agreement is the right step forward with Ford and supports the operations that directly serve our largest customer," said Mike Johnston, president and chief executive officer. "The commitments made by Ford and Visteon under this agreement will improve Visteon's operating results and cash flow. It's a mutually beneficial agreement that is in the best interest of both companies."

Under the financial agreement, Ford agreed to reduced wage reimbursements from Visteon for hourly Ford-UAW employees assigned to Visteon facilities; accelerate payment terms to Visteon; and pay for capital expenditures at certain Visteon plants in North America. Visteon agreed to continue uninterrupted supply to Ford and to comply with contractual agreements with Ford and the UAW.

FORD DISCUSSIONS CONTINUE
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On Sept. 9, 2004, Visteon announced it would explore strategic and structural changes to its US business to achieve a sustainable and competitive business model. Such changes would include Ford and Visteon's legacy businesses.

The discussions with Ford are progressing positively. The goal is to ensure the long-term competitiveness of Visteon and a continued supply of components to Ford, while being mindful of obligations to the Ford-UAW employees assigned to Visteon.

"We are spending a great deal of time working with Ford to reach a conclusion," said Johnston. "For some time now, we have had a concept that both parties are working toward achieving. We are spending our time working out the details of that concept. Other than our conversations with Ford, we are not in active discussions with anyone else."

Visteon Corporation is a leading full-service supplier that delivers consumer-driven technology solutions to automotive manufacturers worldwide and through multiple channels within the global automotive aftermarket. Visteon has about 70,000 employees and a global delivery system of more than 200 technical, manufacturing, sales and service facilities located in 25 countries.


This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including the automotive vehicle production volumes and schedules of our customers, and in particular Ford's North American vehicle production volumes; the successful completion of our discussions with Ford and, if successful, implementing structural changes that result from those discussions to achieve a competitive and sustainable business; our ability to satisfy our future capital and liquidity requirements; our successful execution of internal performance plans and other cost-reduction and productivity efforts; charges resulting from restructurings, employee reductions, acquisitions or dispositions; our ability to offset or recover significant material surcharges; the timely completion of the review of our prior period financial statements referred to in our press release of January 31, 2005;and any adjustments that may result from such review; the effect of pension and other post-employment benefit obligations; as well as those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the year-ended December 31, 2003). We assume no obligation to update these forward-looking statements.

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